THIS FORM HAS BEEN APPROVED BY THE FLORIDA ASSOCIATION OF REALTORS AND THE FLORIDA BAR

“As Is” Contract for Sale and Purchase\”As Is”

1*	PARTIES: COUNTRYWIDE (“Seller”)
2*	and SUPPORT SAVE INVESTMENTS, LLC Chris Johns . ("Buyer"),
3	hereby agree that Seller shall sell and Buyer shall buy the following described Real Property and Personal Property (collective "Property")
4	pursuant to the terms and conditions of this Contract for Sale and Purchase and any riders and addenda ( Contract ):
5	I. DESCRIPTION:
6*	a) Legal description of the Real Property located in PALM BEACH County, Florida: STONEBRIDGE PL
7*	NO 1 IN PB49P112 LT 149 PARCEL # 00-41-46-36-01-000-1490
8*	(b) Street address, city, zip, of the Property: 10714 KIRKALDY LN. BOCA RATON, FL 33498
9	(c) Personal Property includes existing range(s), refrigerator(s), dishwashers(s), ceiling fan(s), light fixture(s), and window treatment(s) unless
10	specifically excluded below
11*	Other items included are:
12*
13*	Items of Personal Property (and leased items, if any) excluded are:
14*
15*	II. PURCHASE PRICE (U.S. currency)
16	PAYMENT:	$250,900.00
17*	a) Deposit held in escrow by RUBIN GROUP RE ESCROW (“Escrow Agent”) in the amount (checks subject to clearance)	$2,500.00
18	Escrow Agent's address: 400 S. Dixie Hwy. (Suite 411) Boca Raton FL 33498 Phone: 561-208-1194
19*	(b) Additional escrow deposit to be made to Escrow Agent within ___days after Effective Date in the amount of	$248,400.00
20*	(c) Financing in the amount of (“Loan Amount") see Paragraph IV below
21*	(d) Other
22	(e) Balance to close by cash, wire transfer or LOCALLY DRAWN cashier's or official bank checks subject
23*	to adjustments or prorations
24	III. TIME FOR ACCEPTANCE OF OFFER AND COUNTEROFFERS; EFFECTIVE DATE:
25	(a) If this offer is not executed by and delivered to all parties OR FACT OF EXECUTION communicated in writing between the parties on or
26*	before __ , the deposit(s) will, at Buyer's option, be returned and this offer withdrawn. Unless other-
27	wise stated, the time for acceptance of any counteroffers shall be 2 days from the date the counteroffer is delivered.
28	(b) The date of Contract ("Effective Date") will be the date when the last one of the Buyer and Seller has signed or initialed this offer or the
29	final counteroffer. If such date is not otherwise set forth in this Contract, then the "Effective Date" shall be the date determined above for
30	acceptance of this offer or, if applicable. the final counteroffer.
31	IV. FINANCING:
32*	X (a) This is a cash transaction with no contingencies for financing;
33*	(b) This Contract is contingent on Buyer obtaining written loan commitment which confirms underwriting loan approval for a loan to purchase
34*	the Property ("[Loan Approval") within __ days (If blank, then 30 days) after Effective Date ("Loan Approval Date") for (CHECK ONLY
35*	ONE): ___ a fixed; ___ an adjustable; or __ a fixed or adjustable rate loan, in the Loan Amount (See Paragraph II.(c)) at an initial Interest rate not to
36*	exceed ___%, and for a term of _ __ years. Buyer will make application within ___ days (if blank, then 5 days) after Effective Date.
37	BUYER: Buyer shall use reasonable diligence to: obtain Loan Approval; notify Seller in writing of receipt of Loan Approval by Loan Approval
38	Date; satisfy terms of the Loan Approval; and close the loan. Loan Approval which requires a condition related to the sale of other property shall
39	not be deemed Loan Approval for purposes of this subparagraph. Buyer shall pay all loan expenses. Buyer authorizes the mortgage broker(s) and
40	lender(s) to disclose information regarding the conditions, status, and progress of loan application and Loan Approval to Seller, Seller's attorney,
41	real estate Iicensee(s), and Closing Agent.
42	SELLER: If Buyer does not deliver to seller written notice of Loan Approval by Loan Approval Date. Seller may thereafter cancel this Contract by
43	delivering written notice ("Seller's Cancellation Notice") to Buyer, but not later than seven (7) days prior to Closing. Seller's Cancellation Notice shall
44	notify Buyer that Buyer has three (3) days to deliver to Seller written notice waiving this Financing contingency, or the Contract shall be cancelled.
45	DEPOSIT(S) (for purposes of this Financing Paragraph IV(b) only): If Buyer has used reasonable diligence but does not obtain Loan Approval
46	by Loan Approval Date, and thereafter either party elects to cancel this Contract, the deposit(s) shall be returned to Buyer. If Buyer obtains Loan
47	Approval or waives this Financing contingency, and thereafter the Contract does not close, then the deposit(s) shall be paid to Seller; provided how.
48	ever, if the failure to close is due to (i) Seller's failure or refusal to close or Seller otherwise fails to meet the terms of the Contract. or (ii) Buyer's lender
49	fails to receive and approve an appraisal of the Property in an amount sufficient to meet the terms of the Loan Approval, then the deposit(s) shall be
50	returned to Buyer.
51*	__ (c) Assumption of existing mortgage (see rider for terms): or
52*	__ (d) Purchase money note and mortgage to Seller (see "As Is" Standards Band K and riders; addenda; or special clauses for terms).
53*	V. TITLE EVIDENCE: At least __ days (If blank, then 5 days) before Closing a title insurance commitment with legible copies of instruments listed as 54
54	exceptions attached thereto ("Title Commitment") and, after Closing, an owner's policy of title insurance (see Standard A for terms) shall be obtained by:
55*	(CHECK ONLY ONE): __ (1) Seller, at Seller's expense and delivered to Buyer or Buyer's attorney; or
56*	___ (2) Buyer at Buyer's expense.
57*	(CHECK HERE): ___ If an abstract of title is to be; furnished instead of title insurance, and attach rider for terms
58*	VI. CLOSING DATE: This transaction shall be closed and the closing documents delivered on 11/19/2008 ("Closing"), unless
59	modified by other provisions of this Contract. In the event of extreme weather or other conditions or events constituting ''force majeure", Closing will be
60	extended a reasonable lime until: (i) restoration of utilities and other services essential to Closing, and (ii) availability of Hazard, Wind, Rood. or Homeowners'
61*	insurance. If such conditions continue more than ___days (if blank, then 14 days) beyond Closing Date, then either party may cancel this Contract.

62	VII: RESTRICTIONS; EASEMENTS; LIMITATIONS: Seller shall convey marketable title subject to: comprehensive land use plans, zoning,
63	restrictions, prohibitions ,and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise
64	common to the subdivision; outstanding oil, gas and mineral rights of record without right of entry; unplatted public utility easements of record
65	(located contiguous to real property lines and not more than 10 feet in width as to the rear or front lines and 7 1/2 feet in width as to the side
66	lines); taxes for year of Closing and subsequent years; and assumed mortgages and purchase money mortgages, if any (if additional items see
67*	addendum); provided, that there exists at Closing no violation of the foregoing and none prevent use of the Property for RESIDENTIAL
68*	- purpose(s)
69	VIII. OCCUPANCY: Seller shall deliver occupancy of Property to Buyer at time of Closing unless otherwise stated herein. If Property is intended
70	to be rented or occupied beyond Closing, the fact and terms thereof and the tenant(s) or occupants shall be disclosed pursuant to "AS IS" Standard
71	F. If occupancy is to be delivered before Closing, Buyer assumes all risks of loss to Property from date of occupancy, shall be responsible and liable
72	for maintenance from that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy.
73	IX. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or handwritten provisions, riders and addenda shall control all printed pro-
74	visions of this Contract in conflict with them.
75*	X. ASSIGNABILITY: (CHECK ONLY ONE): Buyer ___ may assign and thereby be released from any further liability under this Contract; _X__may
76*	assign but not be released from liability under this Contract; or ___ may not assign this Contract
77	XI. DISCLOSURES:
78	(a) The Property may be subject to unpaid special assessment lien(s) imposed by a public body ("public body" does not include a
79	Condominium or Homeowners' Association). Such Iien(s), if any, whether certified, confirmed and ratified pending, or payable in installments,
80*	as of Closing, shall be paid as follows: _X__by Seller at closing ___by Buyer (if left blank, then Seller at Closing). If the amount of any
81	assessment to be paid by Seller has not been finally determined as of Closing, Seller shall be charged at Closing an amount equal to the
82	last estimate or assessment for the improvement by the public body.
83	(b) Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to per-
84	sons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.
85	Additional information regarding radon or radon testing may be obtained from your County Public Health unit.
86	(c) Mold is naturally occurring and may cause health risks or damage to property. If Buyer is concerned or desires additional information
87	regarding mold, Buyer should contact an appropriate professional.
88	(d) Buyer acknowledges receipt of the Florida Energy-Efficiency Rating Information Brochure required by Section 553.996, F.S.
89	(e) If the Real Property includes pm- t 9-(8 residential housing, then a lead-based paint rider is mandatory.
90	(f) If Seller is a "foreign person" as defined by the Foreign Investment in Real Properly lax Act, the parties shall comply with that Act.
91	(g) BUYER SHOULD NOT EXECUTE THIS CONTRACT UNTIL BUYER HAS RECEIVED AND READ THE HOMEOWNERS' ASSOCIA-
92	TION/COMMUNITY DISCLOSURE.
93	(h) PROPERTY TAX DISCLOSURE SUMMARY: BUYER SHOULD NOT RELY ON THE SELLER'S CURRENT PROPERW TAXES AS THE AMOUNT
94	OF PROPERTY TAXES THE BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNER-
95	SHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES.
96	IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER'S OFFICE FOR INFORMATION.
97	XII. MAXIMUM REPAIR COSTS: DELETED
98*	XIII. HOME WARRANTY: ___Seller ___ Buyer X N/A will pay for a home warranty plan issued by_______________
99*	At a cost not to exceed $
100*	XIV. INSPECTION PERIOD AND RIGHT TO CANCEL: (a) Buyer shall have 10 days from Effective Date ("Inspection Period") within
101	which to have such inspections of the Property performed as Buyer shall desire and utilities service shall be made available by the
102	Seller during the Inspection Period; (b) Buyer shall be responsible for prompt payment for such inspections and repair of damage
103	to and restoration of the Property resulting from such inspections and this provision (b) shall survive termination of this Contract;
104	and (c) if Buyer determines. in Buyer's sole discretion, that the Property is not acceptable to Buyer, Buyer may cancel this Contract
105	by delivering facsimile or written notice of such election to Seller prior to the expiration of the Inspection Period. If Buyer timely
106	cancels this Contract, the deposit(s) paid shall be immediately returned to Buyer; thereupon, Buyer and Seller shall be released of
107	all further obligations under this Contract, except as provided in this Paragraph XIV. Unless Buyer exercises the right to cancel
108	granted herein, Buyer accepts the Property in its present physical condition, subject to any violation of governmental, building,
109	environmental, and safety codes, restrictions or requirements and shall be responsible for any and all repairs and improvements
110	required by Buyer's lender.
111	XV. RIDERS; ADDENDA; SPECIAL CLAUSES: CHECK those riders which are applicable AND are attached to and made part of this Contract:
112*	__ CONDOMINIUM ___ VA/FHA X HOMEOWNERS' ASSN ___ LEAD-BASED PAINT ___ COASTAL CONSTRUCTION CONTROL LINE
113*	___INSULATION ___ EVIDENCE OF TITLE (SOUTH FLORIDA CONTRACTS) ___ Other Comprehensive Rider Provisions___ Addenda
114*	Special Clause(s):
115*
116*
117*
118*
119*
120*
121*
122*
123*
124*
125*
126	XVI. “AS IS” STANDARDS FOR REAL ESTATE TRANSACTIONS ("AS IS" Standards): Buyer and Seller acknowledge receipt of a copy
127	of “AS IS” Standards A through Z on the reverse Side or attached, which ARE Incorporated as part of this Contract

128	THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD,
129	SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING.
130	THIS" AS IS" FORM HAS BEEN APPROVED BY THE FLORIDA ASSOCIATION OF REALTORS" AND THE FLORIDA BAR
131	Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a
132	particular transaction. Terms and conditions should be negotiated based upon the respective interests, objectives and bargaining
133	positions of all interested persons.
134	AN ASTERISK(') FOLLOWING A UNE NUMBER IN THE MARGIN INDICATES THE LINE CONTAINS A BLANK TO BE COMPLETED.
135*	____________________	____________________	____________________	____________________
136	BUYER	DATE	SELLER	DATE
137*	____________________	____________________	____________________	____________________
138	BUYER	DATE	SELLER	DATE
139*	Buyers' address for purposes of notice C/O CHRIS JOHNS		Sellers' address for purposes of notice
140*	1451 DANVILLE BLV. (SUITE 201) ALAMO, CA. 94507
141*	Phone		Phone
142	BROKERS: The brokers (including cooperating brokers, if any) named below are the only brokers entitled to compensation in connection with
143	this Contract
144*	Name: RUBIN GROUP REAL ESTATE, LLC 3% OF THE PURCHASE PRICE		WESTPARK REALTY OF BTOWARD, INC.
145	Cooperating Brokers, if any		Listing Broker

146	"AS IS" STANDARDS FOR REAL ESTATE TRANSACTIONS
147	A. TITLE INSURANCE: The Title Commitment shall be issued by a Florida licensed title insurer agreeing to issue Buyer, upon recording of the deed to Buyer, an owner's
148	policy of title insurance in the amount of the purchase price, insuring Buyer's marketable title to the Real Property, subject only to matters contained in Paragraph VII and
149	those to be discharged by Seller at or before Closing. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida Bar
150	and in accordance with law. Buyer shall have 5 days from date of receiving the Title Commitment to examine it, and if title is found defective, notify Seller in writing
151	specifying defect(s) which render title unmarketable. Seller shall have 30 days from receipt of notice to remove the defects, failing which Buyer shall, within 5 days after
152	expiration of the 30 day period, deliver written notice to Seller either: (1) extending the time for a reasonable period not to exceed 120 days within which Seller shall use
153	diligent effort to remove the defects; or (2) requesting a refund of deposit(s) paid which shall be returned to Buyer. If Buyer fails to so notify Seller, Buyer shall be
154	deemed to have accepted the title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) within the time provided. If, after diligent
155	effort, Seller is unable to timely correct the defects, Buyer shall either waive the defects, or receive a refund of deposit(s), thereby releasing Buyer and Seller from all
156	further obligations under this Contract. If Seller is to provide the Title Commitment and it is delivered to Buyer less than 5 days prior to Closing, Buyer may extend Closing
157	so that Buyer shall have up to 5 days from date of receipt to examine same in accordance with this "AS IS" Standard.
158	B. PURCHASE MONEY MORTGAGE; SECURITY AGREEMENT TO SELLER: A purchase money mortgage and mortgage note to Seller shall provide for a
159	30 day grace period in the event of default if a first mortgage and a 15 day grace period if a second or lesser mortgage; shall provide for right of prepayment in whole or
160	in part without penalty; shall permit acceleration in event of transfer of the Real Property; shall require all prior liens and encumbrances to be kept in good standing; shall
161	forbid modifications of, or future advances under, prior mortgage(s); shall require Buyer to maintain policies of insurance containing a standard mortgagee clause
162	covering all improvements located on the Real Property against fire and all perils included within the term "extended coverage endorsements" and such other risks and
163	perils as Seller may reasonably require, in an amount equal to their highest insurable value; and the mortgage, note and security agreement shall be otherwise in form
164	and content required by Seller, but Seller may only require clauses and coverage customarily found in mortgages, mortgage notes and security agreements generally
165	utilized by savings and loan institutions or state or national banks located in the county wherein the Real Property is located. All Personal Property and leases being
166	conveyed or assigned will, at Seller's option, be subject to the lien of a security agreement evidenced by recorded or filed financing statements or certificates of title. If a
167	balloon mortgage, the final payment will exceed the periodic payments thereon
168	C. SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have the Real Property surveyed and certified by a
169	registered Florida surveyor. If the survey discloses encroachments on the Real Property or that improvements located thereon encroach on setback lines, easements,
170	lands of others or violate any restrictions, Contract covenants or applicable governmental regulations, the same shall constitute a title defect.
171	D. WOOD DESTROYING ORGANISMS: DELETED
172	E. INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for its intended use as described in Paragraph VII
173	hereof and title to the Real Property is insurable in accordance with" AS IS" Standard A without exception for lack of legal right of access.
174	F. LEASES: Seller shall at least 10 days before Closing, furnish to Buyer copies of all written leases and estoppel letters from each tenant specifying the nature and
175	duration of the tenant's occupancy, rental rates, advanced rent and security deposits paid by tenant. If Seller is unable to obtain such letter from each tenant, the same
176	information shall be furnished by Seller to Buyer within that time period in the form of a Seller's affidavit, and Buyer may thereafter contact tenant to confirm such
177	information. If the terms of the leases differ materially from Seller's representations, Buyer may terminate this Contract by delivering written notice to Seller at least 5
178	days prior to Closing. Seller shall, at Closing, deliver and assign all original leases to Buyer.
179	G. LIENS: Seller shall furnish to Buyer at time of Closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of
180	lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Real Property for 90 days immediately preceding
181	date of Closing. If the Real Property has been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general
182	contractors, subcontractors, suppliers and materialmen in addition to Seller's lien affidavit setting forth the names of all such general contractors, subcontractors,
183	suppliers and materialmen, further affirming that all charges for improvements or repairs which could serve as a basis for a construction lien or a claim for damages have
184	been paid or will be paid at the Closing of this Contract.
185	H. PLACE OF CLOSING: Closing shall be held in the county wherein the Real Property is located at the office of the attorney or other closing agent ("Closing Agent")
186	designated by the party paying for title insurance, or, if no title insurance, designated by Seller.
187	I. TIME: Calendar days shall be used in computing time periods except periods of less than six (6) days, in which event Saturdays, Sundays and state or national legal
188	holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday, or a legal holiday shall extend to 5:00 p.m. of the next business
189	day. Time is of the essence in this Contract.
190	J. CLOSING DOCUMENTS: Seller shall furnish the deed, bill of sale, certificate of title, construction lien affidavit, owner's possession affidavit, assignments of leases,
191	tenant and mortgagee estoppel letters and corrective instruments. Buyer shall furnish mortgage, mortgage note, security agreement and financing statements.
192	K. EXPENSES: Documentary stamps on the deed and recording of corrective instruments shall be paid by Seller. All costs of Buyer's loan (whether obtained
193	from Seller or third party), including, but not limited to, documentary stamps and intangible tax on the purchase money mortgage and any mortgage assumed,
194	mortgagee title insurance commitment with related fees, and recording of purchase money mortgage, deed and financing statements shall be paid by Buyer. Unless
195	otherwise provided by law or rider to this Contract, charges for related closing services, title search, and closing fees (including preparation of closing statement), shall be
196	paid by the party responsible for furnishing the title evidence in accordance with Paragraph
197	L. PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Property shall be prorated through the day before Closing. Buyer
198	shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at Closing shall be increased or
200	decreased as may be required by prorations to be made through day prior to Closing, or occupancy, if occupancy occurs before Closing. Advance rent and security
201	deposits will be credited to Buyer. Escrow deposits held by mortgagee will be credited to Seller. Taxes shall be prorated based on the current year's tax with due
202	allowance made for maximum allowable discount, homestead and other exemptions. If Closing occurs at a date when the current year's millage is not fixed and current
203	year's assessment is available, taxes will be prorated based upon such assessment and prior year's millage. If current year's assessment is not available, then taxes will be
204	prorated on prior year's tax. If there are completed improvements on the Real Property by January 1st of year of Closing, which improvements were not in existence on
205	January 1st of prior year, then taxes shall be prorated based upon prior year's millage and at an equitable assessment to be agreed upon between the parties; failing
206	which, request shall be made to the County Property Appraiser for an informal assessment taking into account available exemptions. A tax proration based on an
207	estimate shall, at request of either party, be readjusted upon receipt of current year's tax bill.
208	M. (RESERVED - purposely left blank)
209	N. INSPECTION AND REPAIR: DELETED
210	O. RISK OF LOSS: If, after the Effective Date, the Property is damaged by fire or other casualty ("Casualty Loss") before Closing and cost of restoration (which shall include
211	the cost of pruning or removing damaged trees) does not exceed 1.5% of the Purchase Price, cost of restoration shall be an obligation of Seller and Closing shall proceed
212	pursuant to the terms of this Contract, and if restoration is not completed as of Closing, restoration costs will be escrowed at Closing. If the cost of restoration exceeds
213	1.5% of the Purchase Price, Buyer shall either take the Property as is, together with the 1.5% or receive a refund of deposit(s) thereby releasing Buyer and Seller from all
214	further obligations under this Contract. Seller's sole obligation with respect to tree damage by casualty or other natural occurrence shall be the cost of pruning or
215	removal.
216	P. CLOSING PROCEDURE: The deed shall be recorded upon clearance of funds. If the title agent insures adverse matters pursuant to Section 627.7841, F.S., as
217	amended, the escrow and closing procedure required by this "AS IS" Standard shall be waived. Unless waived as set forth above the following

218	"AS IS" STANDARDS FOR REAL ESTATE TRANSACTIONS (CONTINUED)
219	closing procedures shall apply: (1) all closing proceeds shall be held in escrow by the Closing Agent for a period of not more than 5 days after Closing; (2)
220	if Seller's title is rendered unmarketable, through no fault of Buyer, Buyer shall, within the 5 day period, notify Seller in writing of the defect and Seller shall
221	have 30 days from date of receipt of such notification to cure the defect; (3) if Seller fails to timely cure the defect, all deposits and closing funds shall, upon
222	written demand by Buyer and within 5 days after demand, be returned to Buyer and, simultaneously with such repayment, Buyer shall return the Personal
223	Property, vacate the Real Property and reconvey the Property to Seller by special warranty deed and bill of sale; and (4) if Buyer fails to make timely demand
224	for refund, Buyer shall take title as is, waiving all rights against Seller as to any intervening defect except as may be available to Buyer by virtue of war-
225	ranties contained in the deed or bill of sale.
226	Q. ESCROW: Any Closing Agent or escrow agent (collectively" Agent") receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them
227	promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of this Contract. Failure of funds to
228	clear shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of this Contract, Agent may, at Agent's option, con
229	tinue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment of a court of competent jurisdiction shall
230	determine the rights of the parties, or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. An attorney who represents
231	a party and also acts as Agent may represent such party in such action. Upon notifying all parties concerned of such action, all liability on the part of Agent
232	shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Agent will comply
233	with provisions of Chapter 475, F.S., as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in
234	any suit wherein Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with these amounts to
235	be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. The Agent shall not be liable
236	to any party or person for misdelivery to Buyer or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of this 237
237	Contract or gross negligence of Agent.
238	R. ATTORNEY'S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of this Contract, the prevailing party in such liti-
239	gation, which, for purposes of this "AS IS" Standard, shall include Seller, Buyer and any brokers acting in agency or nonagency relationships authorized by
240	240 Chapter 475, F.S., as amended, shall be entitled to recover from the non-prevailing party reasonable attorney's fees, costs and expenses.
241	S. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, including payment of all deposits, the deposit(s) paid by
242	Buyer and deposit(s) agreed to be paid, may be recovered and retained by and for the account of Seller as agreed upon liquidated damages, consideration for
243	the execution of this Contract and in full settlement of any claims; whereupon, Buyer and Seller shall be relieved of all obligations under this Contract; or Seller,
244	at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If for any reason other than failure of Seller to make Seller's title mar-
245	ketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, Buyer may seek specific performance or elect to receive the return of Buyer's
246	deposit(s) without thereby waiving any action for damages resulting from Seller's breach.
247	T. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE; COPIES: Neither this Contract nor any notice of it shall be recorded in any public records.
248	This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and
249	one gender shall include all. Notice and delivery given by or to the attorney or broker representing any party shall be as effective as if given by or to that party.
250	All notices must be in writing and may be made by mail, personal delivery or electronic media. A legible facsimile or electronic (including "pdf") copy of this
251	Contract and any signatures hereon shall be considered for all purposes as an original.
252	U. CONVEYANCE: Seller shall convey marketable title to the Real Property by statutory warranty, trustee's, personal representative's, or guardian's deed, as
253	appropriate to the status of Seller, subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal Property shall, at the
254	request of Buyer, be transferred by an absolute bill of sale with warranty of title, Subject only to such matters as may be otherwise provided for herein.
255	V. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No mod-
256	ification to or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the parties intended to be bound by it.
257	W. SELLER DISCLOSURE: (1) There are no facts known to Seller materially affecting the value of the Property which are not readily observable by Buyer or
258	which have not been disclosed to Buyer; (2) Seller extends and intends no warranty and makes no representation of any type, either express or implied,
259	as to the physical condition or history of the Property; (3) Seller has received no written or verbal notice from any governmental entity or agency as
260	to a currently uncollected building, environmental or safety code violation; (4) Seller has no knowledge of any repairs or improvements made to the
261	Property without compliance with governmental regulation which have not been disclosed to Buyer
262	X. PROPERTY MAINTENANCE; PROPERTY ACCESS; ASSIGNMENT OF CONTRACTS AND WARRANTIES: Seller shall maintain the Property, including,
263	but not limited to lawn, shrubbery, and pool in the condition existing as of Effective Date, ordinary wear and tear and Casualty Loss excepted. Seller shall, upon
264	reasonable notice, provide utilities service and access to the Property for appraisal and inspections, including a walk-through prior to Closing, to confirm that
265	all items of Personal Property are on the Real Property and that the Property has been maintained as required by this "AS IS" Standard. Seller will assign all
266	assignable repair and treatment contracts and warranties to Buyer at Closing.
267	Y. 1031 EXCHANGE: If either Seller or Buyer wish to enter into a like-kind exchange (either simultaneous with Closing or deferred) with respect to the Property
268	under Section 1031 of the Internal Revenue Code ("Exchange"), the other party shall cooperate in all reasonable respects to effectuate the Exchange, includ-
269	ing the execution of documents; provided (1) the cooperating party shall incur no liability or expense related to the Exchange and (2) the Closing shall not be
270	contingent upon, nor extended or delayed by, such Exchange.
271	Z. BUYER WAIVER OF CLAIMS: Buyer waives any claims against Seller and, to the extent permitted by law, against any real estate licensee involved
272	in the negotiation of the Contract, for any defects or other damage that may exist at Closing of the Contract and be subsequently discovered by the
273	Buyer or anyone claiming by, through, under or against the Buyer

1	The clause below will be incorporated into the Contract between Countrywide (Seller)
2	and Support Save Investments LLC (Buyer) concerning the Property described as 10714 KIRKALD
3	LN. BOCA RATON, FL 33498 only if initialed by all parties:
4	(_____) (_____) - (_____)(_____) B. Homeowners’ Association: The Property is located in a community with a
5	R voluntary x mandatory (see the disclosure summary below) homeowners’ association (“Association”). Seller’s
6	warranty under Paragraph 8 of the Contract and risk of loss under Paragraph 9 or Paragraph H of the
7	Comprehensive Addendum (if applicable) extend only to the Property and does not extend to common areas or
8	facilities described below.
9	Notice: Association documents may be obtained from the county record office or, if not public record, from the
10	developer or Association manager. The Property may be subject to recorded restrictive covenants governing the
11	use and occupancy of properties in the community and may be subject to special assessments.
12	(1) Association Approval: If the Association documents give the Association the right to approve Buyer as a
13	purchaser, this Contract is contingent on such approval by the Association. Buyer will apply for approval within
14	_____days from Effective Date (5 days if left blank) and use diligent effort to obtain approval, including making
15	personal appearances and paying related fees if required. Buyer and Seller will sign and deliver any documents
16	required by the Association to complete the transfer. If Buyer is not approved, this Contract will terminate and
17	Seller will return Buyer’s deposit unless this Contract provides otherwise.
18	(2) Right of First Refusal: If the Association has a right of first refusal to buy the Property, this Contract is
19	contingent on the Association deciding not to exercise such right. Seller will, within 3 days from receipt of the
20	Association’s decision, give Buyer written notice of the decision. If the Association exercises its right of first refusal,
21	this Contract will terminate, Buyer’s deposit will be refunded unless this Contract provides otherwise and Seller
22	will pay Broker’s full commission at closing in recognition that Broker procured the sale.
23	(3) Fees: Buyer will pay any application, transfer and initial membership fees charged by the Association. Seller
24	will pay all fines imposed against the Property as of Closing Date and any fees the Association charges to provide
25	information about its fees or the Property, and will bring maintenance and similar periodic fees and rents on any
26	recreational areas current as of Closing Date. If, after the Effective Date, the Association imposes a special or other
27	assessment for improvements, work or services, Seller will pay all amounts due before Closing Date and Buyer
28	will pay all amounts due after Closing Date. If special assessments may be paid in installments __ Buyer ___Seller
29	(if left blank, Buyer) shall pay installments due after Closing Date. If Seller is checked, Seller will pay the
30	assessment in full prior to or at the time of Closing. Seller represents that he/she is not aware of any pending
31	special or other assessment that the Association is considering except as follows:
32	$________________ per __________________ to _________________________________________________
33	The following dues/maintenance fees are currently charged by the homeowners’ association:
34	$________________ per __________________ to _________________________________________________
35	$________________ per __________________ to _________________________________________________
36	$________________ per __________________ to _________________________________________________
37	(4) Damage to Common Elements: If any portion of the common element is damaged due to fire, hurricane or
38	other casualty before closing, either party may cancel the Contract and Buyer’s deposit shall be refunded if (a) as
39	a result of damage to the common elements, the Property appraises below the purchase price and either the
40	parties cannot agree on a new purchase price or Buyer elects not to proceed, or (b) the Association cannot
41	determine the assessment attributable to the Property for the damage at least 5 days prior to Closing Date, or (c)
42	the assessment determined or imposed by the Association attributable to the Property for the damage to the
43	common element is greater than $ _____ or % _____ of the purchase price (1.5% if left blank).
44	(5) Disclosure Summary for Mandatory Associations: IF THE DISCLOSURE SUMMARY REQUIRED BY
45	SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER
46	BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY
47	DELIVERING TO SELLER OR SELLER’S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE
48	BUYER’S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR
49	PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY
50	RIGHT HAS NO EFFECT. BUYER’S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING
51	Disclosure Summary For (Name of Community) STONEBRIDGE:
52	(1) AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER

53	OF A HOMEOWNERS’ ASSOCIATION.
54	(2) THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND
55	OCCUPANCY OF PROPERTIES IN THIS COMMUNITY.
56	(3) YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE
57	SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_________ PER __________.
58	(_____) (_____) - (_____)(_____) B. Homeowners’ Association (CONTINUATION)
59	YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION.
60	SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT
61	IS $_________________ PER _______________.
62	(4) YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY,
63	COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.
64	(5) YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY
65	HOMEOWNERS’ ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.
66	(6) THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER
67	COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS’ ASSOCIATION.
68	IF APPLICABLE, THE CURRENT AMOUNT IS $_________________ PER _____________.
69	(7) THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE
70	APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.
71	(8) THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS
72	A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION
73	GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.
74	(9) THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE
74	RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND
76	CAN BE OBTAINED FROM THE DEVELOPER.
77	Buyer acknowledges receipt of this summary before signing this Contract.
78	______________	______________	______________	______________
79	Buyer	Date	Buyer	Date

  Countrywide Home Loans (the Seller)
ADDENDUM TO CONTRACT

This Addendum to Contract is incorporated into, and made a part of, the attached Contract of Sale. Except as may be required by applicable law, the terms and provisions of this Addendum shall govern, control, and supercede any and all conflicting or differing provisions in such contract.

I (We) Chris Johns/Support Save Investments, LLC agree to purchase on the terms set forth herein, the following property 10714 Kirkaldy Ln., Boca Raton, Florida 33498

The agreed purchase price of the property is	$250,000

Purchase has paid $2,500 in earnest money to be applied on the purchase price.
· The earnest money deposit was paid with cashiers check.
· Buyer understands that Earnest Money is non refundable, except if Buyer fails to qualify for a loan on the property or Buyer declines to purchase the property after inspection(s).
The Buyer is pre-qualified by _________________________________________________________________________________

Buyer is applying for ___conventional financing,___FHA insured financing,____VA insured financing__X_paying cash or ____using other financing
Buyer is paying ____________________________________________________________

Buyer is paying a down payment of	$0
Buyer is financing	$0
Buyer is requesting closing costs of	$0

· Closing Costs Description

Buyer is requesting down payment assistance costs of $0
· Down Payment Assistance Description

Buyer is requesting other costs of $0
·Other Costs Decription

Comments The Buyer plasn to buy it iwth cash. No financing, Buyer can close more quickly if necessary. Buyer

Upon closing, Seller agrees to pay the purchaser’s agent a commission of $7,577.00

Listing broker Charalene Canfield will receive a commission of $2,509.00

Escrow/Closing Agent/Title Company will be _____________________________________________________________________

[X] Standard terms and clauses initiated
[X ] “As Is” clauses agreed to

The net amount due seller is $240,064.00

The sale shall not close later than 30 DAYS FROM SELLER EXECUTION or next business day.

Buyer(s) Name Chris Johns
Buyer Company Name
Buyer Address 1451 Danville Blvd. (Suite 201), Alamo, FL 94507
Buyer Phone Number (248) 230-4101
Selling Agent Name Ronin Rubin
Selling Agent Company Rubin Group Real Estate, LLC
Selling Agent Address 400 South Dixie Hwy. (Suite 411), Boca Raton, FL 33432
Selling Agent Phone (561) 208-1194
Selling Agent Fax (561) 208-1210
Selling Agent Alternate Phone
Selling Agent Email robingrouprealestate@gmail.com
[ ] The listing agent is acting in a dual agency capacity representing interests of both the Buyer and the Seller.

REO#

Countrywide Home Loans, Inc.

REAL ESTATE PURCHASE ADDENDUM

This Real Estate Purchase Addendum ("Addendum") is to be made part of, and incorporated into, the Real Estate Purchase Contract dated: October 23, 2008 ("Contract") between Countrywide Home Loans ("Seller" and the term "Seller" shall also include Countrywide Home Loans, Inc.) and Chris Johns/Support Save Investments, LLC ("Buyer") for the property and improvements located at the following address: 10714 KIRKALDY LN BOCA RATON, FL 33498 ("Property"). Buyer and Seller may each be referred to herein as a "Party" and collectively as the "Parties". The Contract and this Addendum together constitute the "Agreement".

The Seller and the Buyer agree as follows:

1. LIMITATION OF SELLER’S LIABILITY AND BUYER’S WAIVER OF IMPORTANT RIGHTS:

BUYER UNDERSTANDS AND ACKNOWLEDGES THAT SELLER HAS ACQUIRED THE PROPERTY THROUGH FORECLOSURE, DEED-IN-LIEU OF FORCLOSURE, OR SIMILAR PROCESS, SELLER HAS NEVER OCCUPIEDTHE PROPERTY, AND SELLER HAS LITTLE OR NO DIRECT KNOWLEDGE ABOUT THE CONDITION OF THE PROPERTY. BUYER AGREES THAT BUYER IS BUYING THE PROPERTY “AS IS” (AS MORE FULLY SET FORTH IN SECTION 13 OF THIS ADDENDUM).

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE AGREEMENT, SELLER’S LIABILITY AND BUYER’S SOLE AND EXCLUSIVE REMEDY IN ALL CIRCUMSTANCES AND FOR ALL CLAIMS (AS THE TERM IS DEFINED IN SECTION 26 OF THIS ADDENDUM, AND ALL REFERENCES IN THIS ADDENDUM TO “CLAIMS,” “CLAIM,” “Claims,” or “Claim” SHALL HAVE SUCH MEANING) ARISING OUT OF OR RELATING IN ANY WAY TO THE AGREEMENT OR THE SALE OF THE PROPERTY TO BUYER INCLUDING, BUT NOT LIMITED TO, SELLER’S BREACH OR TERMINATION OF THE AGREEMENT, THE CONDITION OF THE PROPERTY, SELLER’S TITLE TO THE PROPERTY, THE OCCUPANCY STATUS OF THE PROPERTY, THE SIZE, SQUARE FOOTAGE, BOUNDARIES, OR LOCATION OF THE PROPERTY, ANY COST OR EXPENSE INCURRED BY BUYER IN SELLING A CURRENT OR PRIOR RESIDENCE OR TERMINATING A LEASE ON A CURRENT OR PRIOR RESIDENCE, OBTAINING OTHER LIVING ACCOMMODATIONS, MOVING, STORAGE OR RELOCATION EXPENSES, OR ANY OTHER COSTS OR EXPENSES INCURRED BY BUYER IN CONNECTION WITH THE AGREEMENT SHALL BE LIMITED TO NO MORE THAN:

(A) A RETURN OF BUYER’S EARNEST MONEY DEPOSIT IF THE SALE TO BUYER DOES NOT CLOSE; AND

(B) THE LESSER OF BUYER’S ACUTAL DAMAGES OR $5,000.00 IF THE SALE TO BUYER CLOSES.

BUYER SHALL NOT BE ENTITLED TO RETURN OF BUYER’S EARNEST MONEY DEPOSIT IF BUYER MATERIALLY BREACHES THE AGREEMENT.

BUYER AGREES THAT SELLER SHALL NOT BE LIABLE TO BUYER UNDER ANY CIRCUMSTANCES FOR ANY SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, THEORY, OR CAUSE OF ACTION ARISING OUT OF OR RELATED IN ANY WAY TO ANY CLAIM,

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

INCLUDING, BUT NOT LIMITED TO, THE AFOREMENTIONED CLAIMS.

ANY REFERENCE TO A RETURN OF THE BUYER’S EARNEST MONEY DEPOSIT CONTAINED IN THE AGREEMENT SHALL MEAN A RETURN OF THE EARNEST MONEY DEPOSIT, LESS ANY ESCROW CANCELLATION FEES APPLICABLE TO THE BUYER UNDER THE AGREEMENT AND LESS FEES AND COSTS PAYABLE FOR SERVICES AND PRODUCTS PROVIDED DURING ESCROW AT THE BUYER’S REQUEST. TO THE FULLEST EXTENT PERMITTED BY LAW THE BUYER WAIVES ANY CLAIMS THAT THE PROPERTY IS UNIQUE AND THE BUYER ACKNOWLEDGES THAT A RETURN OF ITS EARNEST MONEY DEPOSIT CAN ADEQUATELY AND FAIRLY COMPENSATE THE BUYER FOR ALL CALIMS. UPON RETURN OF THE EARNEST MONEY DEPOSIT TO THE BUYER, THE AGREEMENT SHALL BE TERMINATED, AND THE BUYER AND THE SELLER SHALL HAVE NO FURTHER LIABILITY, OBLIGATION, OR RESPONSIBILITY TO EACH OTHER IN CONNECTION WITH THE AGREEMENT. IF THE SALE TO BUYER CLOSES AND SELLER COMPENSATES BUYER AS PROVIDED ABOVE FOR BUYER’S ACTUAL DAMAGES, IF ANY, THEN THE BUYER AND THE SELLER SHALL HAVE NO FURTHER LIABILITY, OBLIGATION, OR RESPONSIBILITY TO EACH OTHER IN CONNECTION WITH THE AGREEMENT.

SELLER’S LIMITATION OF LIABILITY AND BUYER’S WAIVERS PROVIDED IN THE AGREEMENT ARE A MATERIAL PART OF THE CONSIDERATION TO BE RECEIVED BY THE SELLER UNDER THE AGREEMENT AS NEGOTIATED AND AGREED TO BY THE BUYER AND THE SELLER.

THE BUYER FURTHER WAIVES THE FOLLOWING, TO THE FULLEST EXTENT PERMITTED BY LAW:

(A) ALL RIGHTS TO FILE AND MAINTAIN AN ACTION AGAINST THE SELLER FOR SPECIFIC PERFORMANCE;

(B) RIGHT TO RECORD A LIS PENDENS AGAINST THE PROPERTY OR TO RECORD THE AGREEMENT OR A MEMORANDUM THEREOF IN THE REAL PROPERTY RECORDS;

(C) RIGHT TO INVOKE ANY EQUITABLE REMEDY THAT WOULD PREVENT THE SELLER FROM CONVEYING THE PROPERTY TO A THIRD PARTY BUYER;

(D) ANY CLAIMS ARISING FROM THE ADJUSTMENTS OR PRORATIONS OR ERRORS IN CALCULATING THE ADJUSTMENTS OR PRORATIONS THAT ARE OR MAY BE DISCOVERED AFTER CLOSING UNLESS SUCH CLAIMS ARE MATERIAL AND BUYER NOTIFIES SELLER IN WRITING OF SUCH CLAIMS WITHIN THIRTY (30) DAYS OF THE CLOSING DATE;

(E) ANY REMEDY OF ANY KIND THAT THE BUYER MIGHT OTHERWISE BE ENTITLED TO AT LAW OR EQUITY (INCLUDING, BUT NOT LIMITED TO, RESCISSION OF THE AGREEMENT), EXCEPT AS EXPRESSLY PROVIDED IN THIS ADDENDUM;

(F) ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED IN ANY WAY TO THE AGREEMENT;

(G) ANY RIGHT TO AVOID THE SALE OF THE PROPERTY OR REDUCE THE PRICE OR HOLD THE SELLER LIABLE FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE CONDITION, CONSTRUCTION, REPAIR, OR TREATMENT OF THE PROPERTY, OR ANY DEFECTS, APPARENT OR LATENT, THAT MAY NOW OR HEREAFTER EXIST WITH RESPECT TO THE PROPERTY;

(H) ANY CLAIMS ARISING OUT OF OR RELATING IN ANY WAY TO ENCROACHMENTS, EASEMENTS, BOUNDARIES, SHORTAGES IN AREA OR ANY OTHER MATTER THAT WOULD BE DISCLOSED OR REVEALED BY A SURVEY OR INSPECTION OF THE PROPERTY OR SEARCH OF PUBLIC RECORDS; AND

(I) ANY CLAIMS ARISING OUT OF OR RELATING IN ANY WAY TO THE SQUARE FOOTAGE, SIZE, OR LOCATION OF THE PROPERTY, OR ANY INFORMATION PROVIDED ON THE MULTIPLE LISTING SERVICE, OR BROCHURES OR WEB SITES OF SELLER OR SELLER’S AGENT OR BROKER.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

References to the “Seller” in this Section 1 of this Addendum shall include the Seller and the Indemnified Parties (as defined in Section 26 of this Addendum, and all references in this addendum to “Indemnified Parties” or “INDEMNIFIED PARTIES” shall have the meaning set forth in Section 26).

Buyer Initials /s/CJ

2. Effective Date: The date of Seller’s execution of this Addendum shall be the “Effective Date” of the Agreement, notwithstanding any prior understanding or agreement with respect to the financial terms set forth herein. The Agreement shall be null and void if the Agreement signed by the Buyer is not actually received by the Seller before the Seller accepts a competing offer, or gives verbal or written notice of revocation to the Buyer, the Buyer’s agent or attorney, or the listing agent. The Agreement must be approved by the Seller’s management, and it must be signed by all parties in order to be binding.

3. Purchase Price:

Purchase Price:	$250,900.00
Down Payment:	$0
Loan Amount(nte):	$0

4. Earnest Money Deposit:

If applicable, escrow will be opened by both parties immediately following the Effective Date with an escrow/closing agent acceptable to the Seller. The Buyer’s earnest money deposit of $ 2,500.00 is to be delivered to Seller’s listing agent to be held pursuant to local law and custom, within 24 hours of the Effective Date.

5. Financing: The Agreement (check one): ( ) is (X) is not contingent on the Buyer obtaining financing for the purchase of the Property. If the Agreement is contingent on financing, the type of financing shall be the following (check one):

___	Conventional
___	FHA
___	VA
___	Other(specify):

(a) If the Agreement is contingent on financing, the Buyer shall apply for a loan in the amount of $ with a term of years, at prevailing rates, terms and conditions. The Buyer shall complete and submit to a mortgage lender an application for a mortgage loan containing the terms set forth in this paragraph within three (3) business days of the Effective Date, and shall use diligent efforts to obtain a mortgage loan commitment within fifteen (15) calendar days from the said date. If, despite the Buyer’s diligent efforts, the Buyer cannot obtain a mortgage loan commitment by the specified date, then either the Buyer or the Seller may terminate the Agreement by giving written notice to the other Party. The Buyer’s notice must include a copy of the loan application, proof of the application date, and a copy of the denial letter from the prospective lender. In the event of a proper termination of the Agreement under this paragraph, the earnest money deposit shall be returned to the Buyer and the parties shall have no further obligation to each other under the Agreement. The Buyer agrees to cooperate and comply with all requests for documents and information from the Buyer’s chosen lender during the loan application process. Failure of the Buyer to comply with such requests from the lender that results in the denial of the mortgage loan shall be considered a material breach of the Agreement and the Seller shall be entitled to retain any earnest money deposited by Buyer.

If the Agreement is contingent on financing, as a sales condition, Buyer must obtain a pre-approval letter from a branch office of Countrywide Home Loans, Inc. (“CHL”) for a mortgage loan in an amount and under terms sufficient for Buyer to perform its obligations under the Agreement, and such letter must accompany the Agreement. The pre-approval shall include, but is not limited to, the pre-approval letter, a satisfactory credit

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

report, and proof of funds sufficient to meet Buyer’s obligations under the Agreement. Buyer’s submission of proof of pre-approval is a condition precedent to Seller’s acceptance of Buyer’s offer. Seller may require Buyer to obtain, at no cost to Buyer, loan pre-approval as Seller may direct. Notwithstanding any Seller required pre-approval, Buyer is not required to obtain financing from CHL or Seller-Buyer may obtain financing from any source. As an incentive for the Buyer to obtain financing from CHL, CHL will offer a free appraisal and a free credit report if the Buyer finances and closes the purchase of the Property through financing from CHL.

(b) Cash Offer: Buyer shall provide Seller proof of liquid funds on deposit in the United States sufficient to this transaction. Such proof shall be provided within three (3) business days of the Effective Date and shall be subject to Seller’s approval. The Property shall remain on the market until such proof of funds is accepted by Seller. Notwithstanding the terms provided in Section 12 for inspection of the Property, in the event of a noncontingent cash offer all inspections shall be completed and any notice of disapproval shall be given to Seller within seven (7) calendar days of the Effective Date. Failure to timely notify Seller of any disapproval shall be deemed acceptance by Buyer of the inspection results and the condition of the Property. Cash offers shall not be subject to any contingency, unless specifically described in Section 10 of this Addendum.

(c) The Buyer is aware that the price and terms of this transaction were negotiated on the basis of the type of financing selected by the Buyer. Any change of the loan type, loan terms, financing, or Buyer’s lender after the Agreement has been entered into shall be subject to Seller’s approval and may require, at Seller’s sole discretion, renegotiation of all or some of the terms of the Agreement.

6. Other Financial Terms:

Requested Closing Costs to Be Paid by Seller on Behalf of Buyer:
(limited to loan guidelines)

FHA/VA Allowable Costs:	$
Other Loan Types Non Allowable:	$
Property Transfer Taxes:	$
Home Protection Policy:	$
Other: _______________________	$
Other: _______________________	$
TOTAL:	$

Requested Repairs:

By Buyer/Lender (nte):	$
Fumigation/Chemical only:	$
Termite Repairs (nte):	$
Pest Report Fee (nte):	$
Other:_______________________	$
TOTAL:	$

Notwithstanding any provision in the Agreement to the contrary, if Seller agrees in the Agreement to pay any of Buyer’s closing costs, then Seller shall only pay the lesser of Buyer’s actual closing costs and the closing costs that Seller has agreed to pay in the Agreement. Section 17 has additional provisions pertaining to closing costs.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

7. Time of the Essence; Closing Date:

(a) It is agreed that time is of the essence with respect to all dates specified in the Agreement and any addenda, riders, or amendments thereto, meaning that all deadlines are intended to be strict and absolute. The Agreement shall terminate automatically, and without notice, if it is not concluded by the Closing Date, or any extension thereof.

Initial /s/CJ

(b) The closing shall take place on or before 30 DAYS FROM SELLLER EXECUTION_______________, 20___, or within five (5) calendar days of final loan approval by the lender, whichever is earlier (“Closing Date”), unless the Closing Date is extended in writing signed by the Seller and the Buyer, or extended by the Seller under the terms of the Agreement. The closing shall be held in the offices of the Seller’s attorney or agent, or at a place so designated and approved by the Seller, unless otherwise required by applicable law. If the closing does not occur (through no fault of Seller) by the date specified in this Section 7 of this Addendum or in any extension, the Agreement is automatically terminated and the Seller shall retain any earnest money deposit as liquidated damages.

8. Extension of Closing Date; Per Diem Interest: Any request for extension of the Closing Date by Buyer must be in writing and approved by the Seller, and the Buyer agrees to pay to the Seller a per diem of one-tenth (1/10th) of one percent (1%) of the purchase price, but not less than $50.00 per day, towards Seller’s carrying costs, through and including the Closing Date specified in the written extension. If the sale does not close by the date specified in the written extension agreement, the Seller may retain the earnest money deposit and the accrued per diem payment as liquidated damages. This provision is not applicable if Buyer obtains FHA/VA financing for the purchase, or for delays caused by Seller.

Buyer Initials /s/CJ	Buyer Initials /s/CJ

9. The Buyer (check one): (X) does (___) does not intend to use and occupy the Property as Buyer’s primary residence.

10. Additional Terms or Conditions:

11. Attachments:

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

12. Inspections:

(a) On or before ten (10) calendar days (seven days for noncontingent cash offers as indicated in Section 5 (b) above) from the Effective Date, the Buyer shall inspect the Property or obtain for its own use, benefit and reliance, inspections and/or reports on the condition of the Property, or Buyer shall be deemed to have 1) waived such inspections and any objections to the condition of the Property, and 2) accepted the condition of the Property. The Buyer shall keep the Property free and clear of liens and indemnify and hold the Seller and the Indemnified Parties harmless from all Claims arising out of or relating in any way to the Buyer’s inspections, and the Buyer shall repair the Property, at Buyer’s sole expense, for all such Claims. The Buyer shall not directly or indirectly cause any inspections to be made by any government building or zoning inspectors or government employees without the prior written consent of the Seller, unless required by law, in which case, the Buyer shall provide reasonable notice to the Seller prior to any such inspection. If the Seller has winterized the Property and the Buyer desires to have the Property inspected, the listing agent will have the Property dewinterized prior to inspection and rewinterized after inspection. The Buyer agrees to pay this expense in advance to the listing agent. The amount paid under this provision shall be nonrefundable.

Within five (5) calendar days of receipt of any inspection report prepared by or for the Buyer, but not later than ten (10) calendar days (seven days for noncontingent cash offers as indicated in Section 5 (b) above) from the Effective Date, whichever first occurs, the Buyer shall provide written notice to the Seller of any items disapproved or problems with the condition of the Property. The Buyer’s failure to provide such written notice to Seller shall be deemed as Buyer’s acceptance of the condition of the Property. The Buyer shall immediately provide to the Seller, at no cost, upon request by the Seller, complete copies of all inspection reports upon which the Buyer’s disapproval of the condition of the Property is based. In no event shall the Seller be obligated to make any repairs or replacements, or correct any problems or defects that may be indicated in the Buyer’s inspection reports. The Seller may, at its sole discretion, make such repairs, replacements, or corrections to the Property. If the Seller elects not to repair or correct the Property, the Buyer may cancel the Agreement within five (5) calendar days of receiving notice from Seller that Seller elects not to repair or correct the Property. If Buyer timely notifies Seller of such cancellation, then Buyer shall receive all earnest money deposited. If the Seller elects to make any such repairs or corrections to the Property, the Seller shall notify the Buyer after completion of the repairs or corrections and the Buyer shall have five (5) calendar days from the date of such notice, to inspect the repairs or corrections and notify the Seller of any items disapproved. The Buyer’s failure to notify Seller of any items disapproved shall be deemed acceptance by Buyer of the condition of the Property.

In situations that are applicable, a structural, electrical, mechanical or termite inspection report may have been prepared for the benefit of the Seller. Upon Buyer’s request, the Buyer may review such reports, but the Buyer acknowledges that such inspection reports were prepared for the sole use and benefit of the Seller. Buyer shall not rely upon any such inspection reports obtained by the Seller in making a decision to purchase the Property, and such reports shall not serve as a basis for Buyer to terminate the Agreement.

(b) If the Property is a condominium or planned unit development or co-operative, unless otherwise required by law, the Buyer, at the Buyer’s own expense, is responsible for obtaining and reviewing the covenants, conditions and restrictions, and bylaws of the condominium or planned unit development or cooperative within ten (10) calendar days of the Effective Date. The Seller agrees to use reasonable efforts, as determined at the Seller’s sole discretion, to assist the Buyer in obtaining a copy of the covenants, conditions and restrictions, and bylaws. The Buyer will be deemed to have accepted the covenants, conditions and restrictions, and bylaws if the Buyer does not notify the Seller in writing within fifteen (15) calendar days of the Effective Date of the Buyer’s objection to the covenants, conditions and restrictions, and/or bylaws.

13. CONDITION OF PROPERTY:

THE BUYER UNDERSTANDS THAT THE SELLER ACQUIRED THE PROPERTY BY FORECLOSURE, DEED -IN-LIEU OF FORECLOSURE, FORFEITURE, TAX SALE, OR SIMILAR PROCESS, AND CONSEQUENTLY, THE SELLER HAS LITTLE OR NO DIRECT KNOWLEDGE CONCERNING THE CONDITION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION TO BE RECEIVED BY THE SELLER

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

UNDER THE AGREEMENT AS NEGOTIATED AND AGREED TO BY THE BUYER AND THE SELLER, THE BUYER ACKNOWLEDGES AND AGREES TO ACCEPT THE PROPERTY IN “AS IS” CONDITION AT THE TIME OF CLOSING, INCLUDING, WITHOUT LIMITATION, ANY HIDDEN DEFECTS OR ENVIRONMENTAL CONDITIONS AFFECTING THE PROPERTY, WHETHER KNOWN OR UNKNOWN, WHETHER SUCH DEFECTS OR CONDITIONS WERE DISCOVERABLE THROUGH INSPECTION OR NOT. THE BUYER ACKNOWLEDGES THAT THE SELLER, AND ITS AGENTS, BROKERS, AND REPRESENTATIVES HAVE NOT MADE, AND THE SELLER SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTEES, IMPLIED OR EXPRESS, ORAL OR WRITTEN, WITH RESPECT TO:

(A) THE PHYSICAL CONDITION OR ANY OTHER ASPECT OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL INTEGRITY OR THE QUALITY OR CHARACTER OF MATERIALS USED IN CONSTRUCTION OF ANY IMPROVEMENT, AVAILABILITY AND QUANTITY OR QUALITY OF WATER, STABILITY OF THE SOIL, SUSCEPTIBILITY TO LANDSLIDE OR FLOODING, SUFFICIENCY OF DRAINAGE, WATER LEAKS, WATER DAMAGE, MOLD OR ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY;

(B) THE CONFORMITY OF THE PROPERTY TO ANY ZONING, LAND USE OR BUILDING CODE REQUIREMENTS OR COMPLIANCE WITH ANY LAWS, STATUTES, RULES, ORDINANCES, OR REGULATIONS OF ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AUTHORITY, OR THE GRANTING OF ANY REQUIRED PERMITS OR APPROVALS, IF ANY, OF ANY GOVERNMENTAL BODIES THAT HAD JURISDICTION OVER THE CONSTRUCTION OF THE ORIGINAL STRUCTURE, ANY IMPROVEMENTS, AND/OR ANY REMODELING OF THE STRUCTURE;

(C) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, INCLUDING REDHIBITORY VICES AND DEFECTS, APPARENT OR NON-APPARENT OR LATENT, THAT NOW EXIST OR MAY HEREAFTER EXIST AND THAT, IF KNOWN TO BUYER, WOULD CAUSE BUYER TO REFUSE TO PURCHASE THE PROPERTY;

AND

(D) THE EXISTENCE, LOCATION, SIZE, OR CONDITION OF ANY OUTBUILDINGS OR SHEDS ON THE PROPERTY.

Mold, mildew, spores and/or other microscopic organisms and/or allergens (collectively referred to in the Agreement as “Mold”) are environmental conditions that are common in residential properties and may affect the Property. Mold, in some forms, has been reported to be toxic and to cause serious physical injuries, including but not limited to, allergic and/or respiratory reactions or other problems, particularly in young children, elderly persons, persons with immune system problems, allergies, or respiratory problems, and pets. Mold has also been reported to cause extensive damage to personal and real property. Buyer is advised to thoroughly inspect the Property for Mold. Mold may appear as discolored patches or cottony or speckled growth on walls, furniture, or floors, behind walls and above ceilings. Any and all presence of moisture, water stains, mildew odors, condensation, and obvious Mold growth, are all possible indicators of a Mold condition, which may or may not be toxic. Mold may have been removed or covered in the course of any cleaning or repairing of the Property. Buyer acknowledges that, if Seller, or any of Seller’s employees, contractors, representatives, brokers, or agents cleaned or repaired the Property or remediated the Mold contamination, that Seller does not in any way warrant the cleaning, repairs, or remediation, or that the Property is free of Mold. Buyer is further advised to have the Property thoroughly inspected for Mold, any hidden defects, and/or environmental conditions or hazards affecting the Property. Buyer is also advised that all areas contaminated with Mold should be properly and thoroughly remediated. Buyer represents and warrants that: (A) Buyer accepts full responsibility and liability for all hazards, and Claims that may result from the presence of Mold in or around the Property; (B) If Buyer proceeds to close on the purchase of the Property, then Buyer has inspected and evaluated the condition of the Property to Buyer’s complete satisfaction, and Buyer is satisfied with the condition of the Property notwithstanding the past or present existence of Mold in or around the Property; and (C) Buyer has not, in any way, relied upon any representations or warranties of Seller, or Seller’s employees, officers, directors, contractors, representatives, brokers, or agents concerning the past or present existence of mold or any environmental hazards in or around the Property.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

In the event the Property is affected by an environmental hazard either Party may terminate the Agreement. In the event the Seller decides to sell the Property to the Buyer and the Buyer agrees to purchase the Property (as evidenced by Buyer and Seller proceeding to close) despite the presence of an environmental hazard, the Buyer releases the Seller and the Indemnified Parties from any Claims arising out of or relating in any way to the environmental hazard or conditions of the Property, and Buyer agrees to also execute an additional general release at closing, in a form acceptable to Seller, related to the environmental hazard if Seller so requests. In the event the Buyer elects not to execute the additional release, Seller may, at the Seller’s sole discretion, terminate the Agreement upon notice given to Buyer.

In the event the Seller has received official notice that the Property is in violation of building codes or similar laws or regulations, the Seller may terminate the Agreement or delay the date of closing or the Buyer may terminate the Agreement. In the event the Agreement is terminated by either Buyer or Seller pursuant to this Section 13, any earnest money deposit will be returned to the Buyer. If there is an enforcement proceeding arising from allegations of such violations before an enforcement board, special master, court or similar enforcement body, and neither the Buyer nor the Seller terminate the Agreement, the Buyer agrees (A) to accept the Property subject to the violation, and (B) to be responsible for compliance with the applicable code and with orders issued in any code enforcement proceedings. Buyer agrees to execute for closing any and all documents necessary or required by any agency with jurisdiction over the Property and to resolve the deficiencies as soon as possible after the closing.

The closing of this sale shall constitute acknowledgement by the Buyer that Buyer had the opportunity to retain an independent, qualified professional to inspect the Property and that the condition of the Property is acceptable to the Buyer at the time of closing. The Buyer agrees that Seller and the Indemnified Parties shall have no liability for any Claims that the Buyer or the Buyer’s successors or assigns may incur as a result of construction or other defects that may now or hereafter exist with respect to the Property.

The Seller may be exempt from filing a disclosure statement regarding the condition of the Property because the Property was acquired through foreclosure, deed-in-lieu of foreclosure, forfeiture, tax sale, eminent domain, or similar process. To the fullest extent allowed by law, Buyer waives any right to receive a disclosure statement from Seller, and Buyer agrees to execute a separate waiver, in a form acceptable to Seller, if the law requires the waiver to be in a separate form.

Buyer Initials /s/CJ

14. Repairs: All treatments for wood infesting organisms and all repairs shall be completed by a vendor approved by the Seller, and shall be subject to the Seller’s satisfaction only. If the Seller has agreed to pay for treatment of wood infesting organisms, the Seller shall treat only active infestation. Neither the Buyer, nor its representatives, shall enter upon the Property to make any repairs and/or treatments prior to closing without the prior written consent of the Seller. To the extent that the Buyer, or its representatives, make repairs and/or treatments to the Property prior to closing, the Buyer hereby agrees to release and indemnify the Seller and the Indemnified Parties from and against any and all Claims related in any way to the repairs and/or treatments, and Buyer further agrees, at Seller’s request, to execute a separate release and indemnification in a form acceptable to the Seller prior to the commencement of any such repairs or treatments. The Buyer acknowledges that all repairs and treatments are done for the benefit of the Seller and not for the benefit of the Buyer unless and until the sale of the Property closes in accordance with the Agreement, and if Buyer closes Buyer acknowledges that the Buyer has inspected or has been given the opportunity to inspect all repairs and treatments. Any repairs or treatments made, or caused to be made, by the Seller shall be completed prior to the closing. Under no circumstances shall the Seller be required to make any repairs or treatments after the Closing Date. The Buyer acknowledges that closing on this transaction shall be deemed to be the Buyer’s reaffirmation that the Buyer is satisfied with the condition of the Property and with all repairs and treatments to the Property. Further, if Buyer closes, Buyer waives all Claims arising out of relating in any way to the condition of, or treatments or repairs to, the Property. Any repairs or treatments shall be performed for functional purposes only and exact restoration of appearance or cosmetic items following any repairs or treatments shall not be required. The Seller shall not be obligated to obtain or provide to the Buyer any receipts for repairs or treatments, written statements indicating dates or types of repairs and/or treatments, copies of such receipts or statements, or any other documentation regarding any repairs and treatments to the Property. THE SELLER DOES NOT WARRANT OR GUARANTEE ANY WORK, REPAIRS, OR TREATMENTS TO THE PROPERTY.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

15. Occupancy Status of Property: The Buyer acknowledges that neither the Seller, nor its representatives, brokers, agents or assigns, has made any warranties or representations, implied or express, relating to the existence of any tenants or occupants at the Property unless otherwise noted in Section 10 of this Addendum. The Seller, and its representatives, brokers, agents, and assigns, shall not be responsible for evicting or relocating any tenants, occupants or personal property at the Property prior to or subsequent to closing unless otherwise noted in Section 10 of this Addendum.

The Buyer further acknowledges that, to the best of the Buyer’s knowledge, the Seller (A) is not holding any security deposits from former or current tenants, and (B) has no information as to any security deposits that may have been paid by former or current tenants to anyone. Buyer agrees that no sums representing such tenant security deposits or any rights, title, or interest in such deposits shall be transferred to the Buyer as part of this transaction. The Buyer further agrees to assume all responsibility and liability for the refund of such security deposits to any tenants pursuant to the provisions of applicable laws and regulations. All rents that are due and payable and collected from tenants for the month in which closing occurs will be prorated according to the provisions of Section 17 of this Addendum.

The Buyer acknowledges that this Property may be subject to the provisions of local rent control ordinances and regulations. The Buyer agrees that upon the closing all eviction proceedings and other duties and responsibilities of a property owner, and landlord, including, but not limited to, those proceedings required for compliance with such local rent control ordinances and regulations, will be the Buyer’s sole responsibility. Buyer understands that the Property may be subject to redemption by the prior owner upon payment of certain sums, and Buyer may be dispossessed of the Property. Buyer is advised to consult with an attorney to fully understand the import and impact of the foregoing. Buyer agrees Buyer shall have no recourse against Seller in the event the right of redemption is exercised.

16. Personal Property: Items of personal property, including but not limited to, window coverings, appliances, manufactured homes, mobile homes, vehicles, spas, antennas, satellite dishes, and garage door openers, now or hereafter located on the Property, are not included in this sale or the purchase price unless the personal property is specifically described and referenced in Section 10 of this Addendum. Any personal property at or on the Property may be subject to claims by third parties, and therefore, may be removed from the Property prior to or after the Closing Date. The Seller makes no representations or warranties as to the condition of any personal property, title thereto, or whether any personal property is encumbered by any liens. The Buyer assumes responsibility for any personal property remaining on the Property at the time of closing.

17. Closing Costs and Adjustments:

Items of personal property, including but not limited to, window coverings, appliances, manufactured homes, mobile homes, vehicles, spas, antennas, satellite dishes, and garage door openers, now or hereafter located on the Property, are not included in this sale or the purchase price unless the personal property is specifically described and referenced in Section 10 of this Addendum. Any personal property at or on the Property may be subject to claims by third parties, and therefore, may be removed from the Property prior to or after the Closing Date. The Seller makes no representations or warranties as to the condition of any personal property, title thereto, or whether any personal property is encumbered by any liens. The Buyer assumes responsibility for any personal property remaining on the Property at the time of closing.

(a) The Buyer and the Seller agree to prorate the following expenses as of closing and funding: municipal water and sewer charges, utility charges, real estate taxes and assessments, common area charges, condominium or planned unit development or similar community assessments, co-operative fees, maintenance fees, and rents, if any. In determining prorations, the Closing Date shall be allocated to the Buyer. Payment of special assessment district bonds and assessments, and payment of homeowner’s association or special assessments shall be paid current and prorated between the Buyer and the Seller as of the Closing Date with payments not yet due and owing to be assumed by the Buyer without credit toward the purchase price. The Property taxes shall be prorated based on an estimate or actual taxes from the previous year on the Property. All prorations shall be based upon a 30-day month and all such prorations shall be final. The Seller shall not be responsible for any amounts due, paid, or to be paid after closing, including, but not limited to, any taxes, penalties or interest assessed or due as a result of retroactive, postponed or additional taxes resulting from any change in use of, or construction on, or improvement to the Property, or an adjustment in the appraised or assessed value of the Property. If the Property is heated by, or has storage tanks for fuel oil, liquefied petroleum gases, or similar fuels, the Buyer will buy the fuel in the tank at closing at the current price as calculated by the supplier. In the event the Seller has paid any taxes, special assessments, or other fees and there is a refund of any such taxes, assessments, or fees after closing, Buyer, as the then current owner of the Property, or the closing agent, in the event of a holdback for payment of such items, shall immediately remit the refund to the Seller.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

(b) Seller shall only pay those closing costs and fees associated with the transfer of the Property that local custom or practice clearly allocates to Seller and any closing costs and fees specifically agreed to in Section 6, and Buyer shall pay all remaining fees and costs. Notwithstanding the foregoing, FHA/VA allocation of closing costs shall apply when applicable.

(c) The Seller shall pay the real estate commission per the listing agreement between the Seller and the Seller’s listing broker. Unless disclosed to Seller, Buyer represents that Buyer is not a real estate licensee, and that the real estate licensee representing Buyer is not related to, or affiliated with Buyer.

18. Delivery of Funds: Regardless of local custom or practice, Buyer shall deliver all funds due the Seller from the sale by wire transfer or in the form of cash, bank check, or certified check to the closing agent prior to delivery of the deed by the Seller to the Buyer.

19. Certificate of Occupancy: If the Property is located in a jurisdiction that requires a certificate of occupancy, smoke detector certification, septic certification, or any similar certification or permit (”Certificate of Occupancy”) or any form of improvement or repair to the Property to obtain such Certificate of Occupancy necessary for the Property to be occupied, the Buyer understands that the Seller requires the Certificate of Occupancy to be obtained by the Buyer at the Buyer’s sole cost and expense. The Buyer shall make application for all required Certificates of Occupancy within ten (10) calendar days of the Effective Date. The Buyer shall not have the right to delay the closing due to the Buyer’s failure or inability to obtain any required Certificate of Occupancy. Failure of the Buyer to obtain and furnish the Certificate of Occupancy shall be a material breach of the Agreement.

20. Delivery of Possession of Property The Seller shall deliver possession of the Property to the Buyer at closing and funding of the sale. The delivery of possession shall be subject to the rights of any tenants or parties in possession per Section 15 of this Addendum. If the Buyer alters the Property or causes the Property to be altered in any way and/or occupies the Property or allows any other person to occupy the Property prior to closing and funding without the prior written consent of the Seller, then: (A) Such event shall constitute a material breach by the Buyer under the Agreement; (B) The Seller may terminate the Agreement; (C) The Buyer shall be liable to the Seller for all Claims caused by any such alteration or occupation of the Property prior to closing and funding; and (D) Buyer waives all Claims for improvements made by the Buyer to the Property including, but not limited to, any Claims for unjust enrichment.

21. Deed: The deed to be delivered at closing shall be a deed that covenants that grantor grants only that title that grantor may have and that grantor will only defend title against persons claiming by, through, or under the grantor, but not otherwise (which deed may be known as a Special Warranty, Limited Warranty, Quitclaim or Bargain and Sale Deed). Any reference to the term “deed” or “Special Warranty Deed” herein shall be construed to refer to such form of deed.

22. Defects in Title: If the Buyer raises an objection to the Seller’s title to the Property, which, if valid, would make title to the Property uninsurable, the Seller shall have the right unilaterally to terminate the Agreement by giving written notice of the termination to the Buyer. However, if the Seller is able to correct the problem through reasonable efforts, as the Seller determines, at its sole and absolute discretion, prior to the closing date set forth in the Agreement, including any written extensions, or if title insurance is available from a reputable title insurance company at regular rates containing affirmative coverage for the title objections, then the Agreement shall remain in full force and the Buyer shall perform pursuant to the terms set forth in the Agreement. The Seller is not obligated to (A) remove any exception, (B) bring any action or proceeding or bear any expense in order to convey title to the Property, or (C) make the title marketable or insurable. Any attempt by the Seller to remove such title exceptions shall not impose an obligation upon the Seller to remove those exceptions. The Buyer acknowledges that the Seller’s title to the Property may be subject to court approval of foreclosure or to a mortgagor’s right of redemption. In the event the Seller is not able to (A) make the title insurable or correct all title problems, or (B) obtain title insurance for the Property from a reputable title insurance company, either Party may terminate the Agreement and any earnest money deposit will be returned to the Buyer as the Buyer’s sole remedy at law or equity.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

23. Representations and Warranties:

In addition to Buyer’s representations and warranties made elsewhere herein, such as those found in Section 13 of this Addendum, the Buyer represents and warrants to the Seller the following:

(a) The Buyer is purchasing the Property solely in reliance on its own investigation and inspection of the Property and not on any information, representation or warranty provided or to be provided by the Seller, its servicers, representatives, brokers, employees, agents, or assigns, including, but not limited to, any information provided on any brochures or web sites of Seller or Seller’s agents or brokers, or any information on the Multiple Listing Service;

(b) Neither the Seller, nor its servicers, employees, representatives, brokers, agents or assigns, has made any representations or warranties, implied or express, relating to the condition of the Property or the contents thereof, except as expressly set forth in Section 10 of this Addendum;

(c) The Buyer has not relied on any representation or warranty from the Seller, or Seller’s agents or brokers regarding the nature, quality, or workmanship of any repairs made by the Seller;

(d) The Buyer will not occupy, or cause or permit others to occupy, the Property prior to closing and funding, and, unless and until any necessary Certificate of Occupancy has been obtained from the appropriate governmental entity, Buyer will not occupy or cause or permit others to occupy the Property after closing; and

(e) Buyer is not an officer, an employee, a director, or a Business Partner (as defined below) of Countrywide Home Loans, Inc., or its parent company, subsidiaries, or affiliated companies. Buyer understands and acknowledges that Seller prohibits such persons from purchasing the Property, directly, indirectly, or through a family member or an interest in a partnership, corporation, joint venture, trust, or other entity. “Business Partner” shall mean any agent, broker, appraiser, attorney, trustee, property inspection or preservation company, title company, representative, or vendor of Countrywide Home Loans, Inc., or its parent company, subsidiaries, or affiliated companies.

Buyer Initials /s/CJ

24. Conditions to the Seller’s Performance: The Seller shall have the right, at the Seller’s sole discretion, to extend the Closing Date or to terminate the Agreement if:

(a) full payment of any mortgage insurance claim related to the loan previously secured by the Property is not confirmed prior to the Closing Date or the mortgage insurance company exercises its right to acquire title to the Property;

(b) the Seller determines that it is unable or it is economically not feasible to convey good and marketable title to the Property insurable by a reputable title insurance company at regular rates;

(c) a third party having an interest in the Property (or the loan that was secured by the Property) has requested that the servicing lender, or any other party, release the servicing of or repurchase such loan or the Property;

(d) full payment of any property, fire, or hazard insurance claim is not confirmed prior to the Closing Date;

(e) any third party, whether tenant, homeowner’s association, or otherwise, exercises rights under a right of first refusal to purchase the Property;

(f) the Buyer is the former mortgagor of the Property whose interest was foreclosed, or is related to or affiliated in any way with the former mortgagor, and the Buyer has not disclosed this fact to the Seller prior to the Seller’s acceptance of the Agreement. Such failure to disclose shall constitute a material breach under the

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

Agreement, entitling the Seller to exercise any of its rights and remedies, including, without limitation, retaining the earnest money deposit; or

(g) the Seller, at the Seller’s sole discretion, determines that the sale of the Property to the Buyer, or any related transactions, are in any way associated with illegal activity of any kind.

In the event the Seller elects to terminate the Agreement as a result of (a), (b), (c), (d), (e) or (g) above, the Seller shall return the Buyer’s earnest money deposit and the parties shall have no further obligation under the Agreement, except as to any provision that survives termination pursuant to Section 30 of this Addendum.

25. Seller’s Remedies for Buyer’s Default:

In the event of Buyer’s material breach or material misrepresentation of any fact under the terms of the Agreement, (1) the Seller, at its option, may retain the earnest money deposit and any other funds then paid by the Buyer as liquidated damages and/or invoke any other remedy expressly set out in the Agreement or available under applicable law, (2) the Seller is automatically released from the obligation to sell the Property to the Buyer, and (3) Seller and the Indemnified Parties shall not be liable to the Buyer for any Claims arising out of or relating in any way to the Seller’s failure to sell and convey the Property to Buyer.

26. Indemnification: The Buyer agrees to indemnify, defend and hold harmless Seller, and its affiliates, subsidiaries, parent company, representatives, agents, officers, directors, employees, attorneys, shareholders, servicers, tenants, brokers, predecessors, successors, and assigns (“Indemnified Parties”) from and against any and all claims, causes of action, whether administrative or judicial, losses, costs (including any and all reasonable attorney’s fees, court costs, and reasonable costs of investigation, litigation, and settlement), expenses, sanctions, curtailments, interest, liabilities, penalties, fines, demands, liens, judgments, compensation, fees, loss of profits, injuries, death, and/or damages, of any kind whatsoever, whether known or unknown, fixed or contingent, joint or several, criminal or civil, or in law or in equity (“Claims”) arising from, in connection with, or in any way relating to:

(a) inspections or repairs made by the Buyer or its agents, representatives, brokers, employees, contractors, successors or assigns;

(b) the imposition of any fine or penalty imposed by any governmental entity resulting from the Buyer’s failure to timely obtain any Certificate of Occupancy or to comply with equivalent laws and regulations;

(c) claims for amounts due and owed by the Seller for real property taxes, homeowner’s association dues or assessment, or any other items prorated at closing under Section 17 of this Addendum, including any penalty or interest and other charges, arising from the proration of such amounts for which the Buyer received a credit at closing under Section 17 of this Addendum;

(d) the Buyer or the Buyer’s tenants, agents or representatives use and/or occupancy of the Property prior to closing and/or issuance of required Certificates of Occupancy; or

(e) the Buyer’s breach of or failure to comply fully with any provision in the Agreement.

Buyer Initials /s/CJ

27. Risk of Loss: In the event of fire, destruction, or other casualty loss to the Property after the Seller’s acceptance of the Agreement and prior to closing and funding, the Seller may, at its sole discretion, repair or restore the Property, or either Party may terminate the Agreement. If the Seller elects to repair or restore the Property, then the Seller may, at its sole discretion, limit the amount to be expended. If the Seller elects to repair or restore the Property, the Buyer shall either (a) acquire the Property in its AS-IS condition at the time of such acquisition at the purchase price provided in Section 3 herein with no reduction for such loss, or (b) terminate the Agreement and receive a refund of any earnest money deposit.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

28. Eminent Domain: In the event that the Seller’s interest in the Property, or any part thereof, shall have been taken by eminent domain, or shall be in the process of being taken on or before the Closing Date, either Party may terminate the Agreement and the earnest money deposit shall be returned to the Buyer and neither Party shall have any further rights or liabilities hereunder, except as provided in Section 30 of this Addendum.

29. Keys: Buyer is aware that the property may be on a master key system. Buyer is encouraged to re-key the property after closing. Buyer agrees to hold Seller and the Indemnified Parties harmless for any Claims relating in any way to any theft or damage of personal property that occurs after the Closing Date.

30. Survival: Delivery of the deed to the Property to the Buyer by the Seller shall be deemed to be full performance and discharge of all of the Seller’s obligations under the Agreement. Notwithstanding anything to the contrary in the Agreement, the provisions of Sections 1, 13, 14, 15, 17, 19, 20, 23, 25, 26, 27, 28, 30 and 47 of this Addendum, as well as any other provisions that contemplate performance or observance subsequent to any termination or expiration of the Agreement, shall survive the closing, funding and the delivery of the deed and/or termination of the Agreement by any Party and such provisions shall continue in full force and effect.

31. Title and Closing: The providers of title and escrow/closing services shall be designated by Seller. Seller shall pay for Standard ALTA Homeowners policy of title insurance. Buyer is hereby notified that LandSafe Title Company is an affiliate of Seller.

32. Severability: If any provision of the Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected or impaired thereby, and no provision shall be deemed dependent upon any other provision unless so expressed herein.

33. Termination of Agreement: If either Party terminates the Agreement when permitted to do so, the Parties shall have no further obligation to each other, except as to any provision that survives the termination of the Agreement pursuant to Section 30 of this Addendum.

34. Assignment of Agreement: The Buyer shall not assign the Agreement. The Seller may assign the Agreement at its sole discretion without prior notice to, or consent of, the Buyer.

35. Modification and Waiver: No provision, term, or clause of the Agreement shall be revised, modified, amended, or waived, except by an instrument in writing signed by the Buyer and the Seller. The waiver by any Party of a breach of the Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No course of dealing between the Parties shall operate as a waiver of any provision of the Agreement.

36. Rights of Others: The Agreement does not create any rights, claims or benefits inuring to any person or entity, other than Seller’s successors and/or assigns, that is not a Party to the Agreement, nor does it create or establish any third party beneficiary to the Agreement.

37. Counterparts and Facsimile: The Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. A signed facsimile or photocopy of the Agreement shall be treated as an original, and shall be deemed to be as binding, valid, genuine, and authentic as an original signed agreement for all purposes, including all matters of evidence and the “best evidence” rule.

38. Headings: The titles to the sections and headings of various paragraphs of the Agreement are placed for convenience of reference only, and in case of conflict the text of the Agreement, rather than such titles or headings, shall control.

39. Gender: Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such nouns or pronouns, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

40. Force Majeure: Except as provided in Section 27 to this Addendum, no Party shall be responsible for delays or failure of performance resulting from acts of God, riots, acts of war, epidemics, power failures, earthquakes or other disasters, providing such delay or failure of performance could not have been prevented by reasonable precautions and cannot reasonably be circumvented by such Party through use of alternate sources, workaround plans, or other means.

41. Attorney Review: The Buyer acknowledges that Buyer has had the opportunity to consult with its legal counsel regarding the Agreement and that accordingly the terms of the Agreement are not to be construed against any Party because that Party drafted the Agreement or construed in favor of any Party because that Party failed to understand the legal effect of the provisions of the Agreement.

42. Notices: Any notices required to be given under the Agreement shall be deemed to have been delivered when actually received in the case of hand or overnight delivery or by fax with confirmation of transmission to the numbers below, or five (5) calendar days after mailing by first class mail, postage paid. All notices to the Seller will be deemed sent or delivered to the Seller when sent or delivered to Seller’s listing broker or agent or Seller’s attorney, at the address or fax number shown below. All notices to the Buyer shall be deemed sent or delivered and effective when sent or delivered to the Buyer or the Buyer’s attorney or agent at the address or fax number shown below.

43. Dispute Resolution: At the request of either Party, any dispute arising under this Agreement shall be submitted to mediation before resorting to arbitration or court action. Mediation fees shall be divided equally and each Party shall bear his or its own attorney’s fees and costs. Neither Party may require binding arbitration prior to commencement of court action, although the parties may mutually agree to such arbitration.

44. EFFECT OF ADDENDUM: THIS REAL ESTATE PURCHASE ADDENDUM AMENDS AND SUPPLEMENTS THE CONTRACT AND, IF APPLICABLE, ESCROW INSTRUCTIONS. IN THE EVENT THERE IS ANY CONFLICT BETWEEN THIS ADDENDUM AND THE CONTRACT OR ESCROW INSTRUCTIONS OR NOTICE OR OTHER DOCUMENTS ATTACHED AND MADE A PART OF THE AGREEMENT, THE TERMS OF THIS ADDENDUM TAKE PRECEDENCE AND SHALL PREVAIL, EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW. The undersigned, if executing the Agreement on behalf of a Seller and/or Buyer that is a corporation, partnership, trust or other entity, represents and warrants that he/she is authorized by that entity to enter into the Agreement and bind the entity to perform all duties and obligations stated in the Agreement and shall provide Seller with proof of such authority upon execution of the Agreement.

45. Initials: Buyer and Seller agree to all of the terms in the Agreement whether any provision or page is separately initialed or not. For emphasis some sections or provisions in the Agreement contain a place for Buyer and/or Seller to separately initial, but the failure by Buyer or Seller to initial any section, provision, or page in the Agreement shall not affect the enforceability of any term or provision in the Agreement.

46. Entire Agreement: The Agreement (including any disclosure of information on lead based paint or hazards, and other disclosure forms or notices required by law to be provided to Buyer) constitutes the entire agreement between the Buyer and the Seller concerning the subject matter hereof and supersedes all previous written and oral communications, understandings, representations, warranties, covenants, and agreements. Further, Buyer and Seller represent that there are no oral or other written agreements between the Parties. ALL NEGOTIATIONS ARE MERGED INTO THE AGREEMENT, AND NO ORAL OR WRITTEN, EXPRESS OR IMPLIED, PROMISES, REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS, COMMUNICATIONS, AGREEMENTS, OR INFORMATION MADE OR PROVIDED BY THE SELLER, OR SELLER’S EMPLOYEES, AGENTS, REPRESENTATIVES, OR BROKERS, INCLUDING, BUT NOT LIMITED TO ANY INFORMATION ON SELLER’S OR SELLER’S AGENT OR BROKER’S WEB SITES, SALES BROCHURES, OR ON THE MULTIPLE LISTING SERVICE SHALL BE DEEMED VALID OR BINDING UPON THE SELLER, UNLESS EXPRESSLY INCLUDED IN THE AGREEMENT.

47. Attorneys’ Fees, Court Costs, and Legal Expenses: In any action, proceeding, or arbitration arising out of, brought under, or relating to the terms or enforceability of the Agreement the prevailing Party shall be entitled to recover from the losing Party all reasonable attorneys’ fees, costs, and expenses incurred in such action, proceeding, or arbitration.

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

48. LANGUAGE IN BOLD OR CAPITALIZED: FOR EMPHASIS AND BUYER’S BENEFIT SOME PROVISIONS HAVE BEEN BOLDED AND/OR CAPITALIZED (LIKE THIS SECTION), BUT EACH AND EVERY PROVISION IN THIS ADDENDUM IS SIGNIFICANT AND SHOULD BE REVIEWED AND UNDERSTOOD. NO PROVISION SHOULD BE IGNORED OR DISREGARDED BECAUSE IT IS NOT IN BOLD OR EMPHASIZED IN SOME MANNER, AND THE FAILURE TO BOLD, CAPITALIZE, OR EMPHASIZE IN SOME MANNER ANY TERMS OR PROVISIONS IN THIS ADDENDUM SHALL NOT AFFECT THE ENFORCEABILITY OF ANY TERMS OR PROVISIONS.

IN WITNESS WHEREOF, the Buyer and the Seller have entered into the Agreement effective as of the date it is executed by Seller as set forth below.

BUYER(S):	SELLER:

Signature: /s/Chris Johns	Countrywide Home Loans, Inc.:

Date: 10/23/08	Countrywide Home Loans, Inc., as Agent in Fact For:

Print Name: Chris Johns	First Preston I, LP

Address:1451 Danville Blvd., #201 Alamo, CA 94507	By: /s/Richard Watts

Telephone:	Title: Senior Vice President

Fax:	Date: 10/23/08

Signature:

Date:

Print Name:

Address:

Telephone:

Fax:

============================================================================

BUYER'S AGENT:	SELLER'S AGENT:

Buyer’s Agent Name:	Seller’s Agent Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

BUYER'S ATTORNEY:	SELLER'S ATTORNEY:

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

CLOSER:	TITLE COMPANY:

Company Name:	Company Name:

Contact Person:	Contact Person:

Telephone:	Telephone:

Fax:	Fax:

COUNTRYWIDE CLOSING CONTACT:
Escrow/Closing Officer Name:
Escrow/Closing Officer Phone No.:
Escrow/Closing Asst. Name:
Escrow/Closing Asst. Phone No.:

BUYER (Initials) /s/CJ
SELLER (Initials) /s/RW

WATER DAMAGE, TOXIC MOLD & ENVIRONMENTAL DISCLOSURE, RELEASE AND INDEMNIFICATION AGREEMENT

The undersigned parties to a purchase contract dated 10/23/2008, for the purchase of the property and the improvements commonly known as 10714 Kirkaldy Ln., Boca Raton, FL 33498 (the “Property”) between Chris Johns/Support Save Investments LLC (“Buyer”) and Countrywide Home Loans, Inc. (“Seller”), acknowledge and agree as follows:

Seller hereby advises Buyer that the Property (including, but not limited to, the basement) is or may be affected by water or moisture damage, toxic mold, and/or other environmental hazards or conditions. Seller further advises Buyer that as a consequence of possible water damage and/or excessive moisture, the Property may be or has been irrevocably contaminated with mildew, mold, and/or other microscopic organisms. Buyer is being advised that exposure to certain species of mold may pose serious health risks, and that individuals with immune system deficiencies, infants, children, the elderly, individuals with allergies or respiratory problems, and pets are particularly susceptible to experiencing adverse health effects from mold exposure.

Buyer acknowledges that Seller has advised Buyer to make his/her own evaluation of the Property and to have the Property thoroughly inspected. Buyer has been further advised by Seller that all areas contaminated with mold, and/or other environmental hazards or conditions, should be properly and thoroughly remediated. Additionally, Buyer has been advised by the Seller that habitation of the Property without complete remediation may subject the inhabitants to potentially serious health risks and/or bodily injury. Buyer acknowledges that it is the sole responsibility of Buyer to conduct any remediation on the Property.

Buyer also acknowledges that Buyer is buying the Property AS-IS. Buyer represents and warrants to Seller that Buyer has made (or will make before closing on the purchase of the Property) his/her own inspection and evaluation of the Property to Buyer’s complete satisfaction, and Buyer accepts the Property AS-IS at the time of closing. Buyer is electing to purchase the Property from Seller in an AS-IS condition with full knowledge of the potential conditions of the Property, the potentially serious health risks, and the potential liability that Buyer could incur as the owner of the Property for claims, losses, and damages arising out of any toxic mold contamination, and/or other environmental hazards or conditions on the Property. Buyer agrees that the purchase price of the Property reflects the agreed upon value of the Property AS-IS taking into account the aforementioned disclosures.

Buyer understands and acknowledges that the Property was acquired by Seller through foreclosure, deed-in-lieu of foreclosure, or similar process, that Seller has never occupied the Property, and that Seller has little or no direct knowledge regarding the condition of the Property. Buyer further acknowledges that Seller has not made and does not make any express or implied representations or warranties of any kind with respect to the environmental condition of the Property or whether the Property is in compliance with applicable local, state, or federal environmental or other laws, statutes, regulations, rules, ordinances, codes, or standards (“Laws”). Buyer hereby agrees not to pursue any claims, losses, or damages against Seller, or Seller’s parent company, subsidiaries, affiliates, directors, officers, employees, partners, shareholders, representatives, agents, brokers, predecessors, successors, or assigns, arising out of or relating in any way to any violations of Laws, or for costs, fees, or expenses incurred in conducting investigations relating to Laws or the Property. In addition, to the fullest extent permitted by law, Buyer, for himself/herself, and for all Buyer’s invitees, agents, heirs, executors, devisees, and assigns hereby forever waives and fully releases Seller, and Seller’s parent company, subsidiaries, affiliates, directors, officers, employees, partners, shareholders, representatives, agents, brokers, predecessors, successors, and assigns (the “Released Parties”) from and against any and all claims, causes of action, whether administrative or judicial, losses, costs (including any and all reasonable attorneys’ fees, court costs, and reasonable costs of investigation, litigation, and settlement), expenses, sanctions, curtailments, interest, liabilities, penalties, fines, demands, liens, judgments, compensation, fees, loss of profits, injuries, death and/or damages, of any kind whatsoever, whether known or unknown, fixed or contingent, joint or several, criminal or civil, or in law or in equity arising from, in connection with, or in any way relating to any known or unknown conditions of the Property, including but not limited to, the existence of toxic mold, and/or any other environmental conditions on the Property (“Claims”).

Buyer also agrees to fully indemnify, protect, defend, and hold the Released Parties harmless from and against any and all Claims.

BUYER(S): Signature: _______________________________ Print Name: Chris Johns Signature: _______________________________ Print Name: _______________________________	SELLER: Countrywide Home Loans, Inc.: By: As Agent for Countrywide Home Loans Title: Richard Watts, Senior Vice President Date: 10/23/2008

Countrywide Home Loans, Inc.

REO#_____________________

Addendum to Contract of Sale
VERIFYING NON-AFFILIATION WITH SELLER

This Addendum (“Addendum”) to contract of sale verifying non-affiliation with seller is made part of, and incorporated into, the Real Estate Purchase Contract dated 10/23/2008 (“Contract”) between Countrywide Home Loans (“Seller” and the term “Seller” shall also include Countrywide Home Loans, Inc.) and Chris Johns/SupportSave Investements LLC (“Buyer”) for the property and improvements located at the following address 10714 Kirkaldy Ln, Boca Raton, FL 33498 (“Property”).

Buyer and Seller may each be referred to herein as a “Party” and collectively as the “Parties.”

By signature below, the Buyer certifies that they are not a Designated Broker, representative, agent, contractor, sub-contractor, relative or affiliated person or entity, directly, indirectly, or through a family member, or through an interest in a partnership, corporation, joint venture, trust or other entity, to any officer, director, employee, or Business Partner (as defined below) of Seller, or its parent company, subsidiaries or affiliated companies.

Business Partner shall mean any agent, broker, appraiser, attorney, trustee, property inspection or preservation company, title company, representative, or vendor of Seller or its parent company, subsidiaries, or affiliated companies.

BUYER(S):

Signature: /s/Chris Johns

Date: 10/23/2008

Print Name: Chris Johns

Signature: _________________________________

Date: _____________________________________

Print Name: ________________________________

SELLER:

Countrywide Home Loans, Inc.:

Countrywide Home Loans, Inc.: as Agent in fact For:

First Preston I, LP

By: As Agent for Countrywide Home Loans

Title: Richard Watts, Senior Vice President

Date: 10/23/2008

BUYER’S AGENT: Buyer’s Agent Name: Ronan Rubin	SELLER’S AGENT: Seller’s Agent Name: Charalane Canfield